Asia Properties, Inc.


USA:     114  W.  Magnolia  St,  Suite  400-115,  Bellingham,  WA  98225
          Telephone:  (360)  392-2841  Fax:  (604)  535-8456

Homepage:     www.asiaprop.com
              ----------------

Symbol:     ASPZ

          AGREEMENT  BETWEEN  KCSA  WORLDWIDE  AND  ASIA  PROPERTIES,  INC.


It is noted that Asia Properties, Inc. has had an outstanding bill with KCSA since late 1999 for $25, 659 that has gone unpaid. KCSA has agreed to take 58,000 shares of restricted stock in Asia Properties, Inc. in settlement of this bill.

The  two  firms  further  agree  as  follows:

1. That Asia Properties, Inc. may redeem the 58,000 shares within 12 months of this date by paying in cash $25, 659 to KCSA.
2. That if the shares have not been redeemed by Asia Properties, Inc. within 12 months, that the company will register the 58,000 shares in it's next registration statement and cause them to become free trading.



For and on the behalf of Asia Properties, Inc.     For and on the behalf of KCSA


Daniel  S.  Mckinney                         Dan  Stepanek
President                                    Managing  Director